Registration Statement No. 333-107315

Registration Statement No. 333-118295

Registration Statement No. 333-130064

Registration Statement No. 333-131879

Registration Statement No. 333-165683

Registration Statement No. 333-172603

Registration Statement No. 333-179972

Registration Statement No. 333-187312

Registration Statement No. 333-194487

Registration Statement No. 333-202755

Registration Statement No. 333-210121

As filed with the Securities and Exchange Commission on March 4, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107315

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118295

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130064

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-131879

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165683

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172603

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179972

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-187312

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194487

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202755

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210121

UNDER THE SECURITIES ACT OF 1933

IPASS INC.

(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1997 STOCK OPTION PLAN

1999 STOCK OPTION PLAN

2003 EMPLOYEE STOCK PURCHASE PLAN

2003 NON-EMPLOYEE DIRECTORS PLAN

2003 EQUITY INCENTIVE PLAN

GoRemote Internet Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan
GoRemote Internet Communications, Inc. 1999 Equity Incentive Plan
(Full title of the plans)

3800 Bridge Parkway

Redwood Shores, CA 94065

(650) 232-4100

(Address, including zip code, of Principal Executive Offices)

Darin R. Vickery

Chief Financial Officer

iPass Inc.

3800 Bridge Parkway

Redwood Shores, CA 94065

(650) 232-4100

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Darrin M. Ocasio Avital Perlman Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by iPass Inc., a Delaware corporation (the “Registrant”), to withdraw from registration any and all securities of the Registrant registered thereunder (the “Securities”) which have not been sold under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-107315), which was filed with the Commission on July 24, 2003.

•	Registration Statement on Form S-8 (No. 333-118295), which was filed with the Commission on August 17, 2004.

•	Registration Statement on Form S-8 (No. 333-130064), which was filed with the Commission on December 1, 2005.

•	Registration Statement on Form S-8 (No. 333-131879), which was filed with the Commission on February 15, 2006.

•	Registration Statement on Form S-8 (No. 333-165683), which was filed with the Commission on March 25, 2010.

•	Registration Statement on Form S-8 (No. 333-172603), which was filed with the Commission on March 3, 2011.

•	Registration Statement on Form S-8 (No. 333-179972), which was filed with the Commission on March 7, 2012.

•	Registration Statement on Form S-8 (No. 333-187312), which was filed with the Commission on March 15, 2013.

•	Registration Statement on Form S-8 (No. 333-194487), which was filed with the Commission on March 11, 2014.

•	Registration Statement on Form S-8 (No. 333-202755), which was filed with the Commission on March 13, 2015.

•	Registration Statement on Form S-8 (No. 333-210121), which was filed with the Commission on March 11, 2016.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Pareteum Corporation, a Delaware corporation (“Pareteum”), TBR, Inc., a Delaware corporation and direct wholly owned subsidiary of Pareteum (the “Offeror”) and the Registrant, the Offeror was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Pareteum. The Merger became effective on February 12, 2019.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Securities registered under the Registration Statements but not sold under the Registration Statements, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on March 4, 2019.

IPASS INC.

By:	/s/ Darin R. Vickery
Name:	Darin R. Vickery
Title:	Chief Financial Officer

Note: No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.